UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2012

SANDRIDGE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33784	20-8084793
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Robert S. Kerr Avenue Oklahoma City, Oklahoma		73102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code: (405) 429-5500

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On April 17, 2012, SandRidge Energy, Inc. (“SandRidge”) completed its acquisition of Dynamic Offshore Resources, LLC (“Dynamic”) for consideration valued at approximately $1.2 billion, consisting of approximately $680 million of cash and 73,961,554 shares of SandRidge common stock valued at $7.33 per share, the closing price per share on April 17, 2012 (the “Dynamic Acquisition”).

Also on April 17, 2012, SandRidge completed the issuance and sale of $750 million in aggregate principal amount of its 8.125% Senior Notes due 2022 (the “Notes”) to Merrill Lynch, Pierce, Fenner & Smith Incorporated, SunTrust Robinson Humphrey, Inc. and RBS Securities Inc., as representatives of the several initial purchasers of the Notes. The cash portion of the consideration paid pursuant to the Dynamic Acquisition was funded by proceeds from the issuance and sale of the Notes.

On April 23, 2012, SandRidge Mississippian Trust II (the “Trust”) completed its initial public offering of 29,900,000 units of beneficial interest in the Trust denominated as common units. In connection with the offering, SandRidge conveyed to the Trust royalty interests in certain oil and natural gas properties located in northern Oklahoma and southern Kansas (the “Royalty Interests”) in exchange for 7,393,750 common units, 12,431,250 units of beneficial interest in the Trust denominated as subordinated units, and the net proceeds of the Trust’s initial public offering equal to approximately $590.0 million, after deducting underwriting discounts and commissions. The Royalty Interests entitle the Trust to a percentage of the proceeds received by SandRidge from the production of oil, natural gas and natural gas liquids from currently producing wells and development wells to be drilled by SandRidge within an area of mutual interest.

SandRidge is filing this Current Report on Form 8-K to provide pro forma financial information that gives effect to (i) the Dynamic Acquisition and the issuance of SandRidge common stock and the Notes to fund the Dynamic Acquisition and (ii) the conveyance of Royalty Interests to the Trust II by SandRidge. Such pro forma financial information is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:

99.1

Pro Forma Financial Information. Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 2012, Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2011 and related notes showing the pro forma effects of (i) the acquisition of Dynamic Offshore Resources, LLC (“Dynamic”) by SandRidge Energy, Inc. (“SandRidge”) and the issuance of approximately 74 million shares of SandRidge common stock and 8.125% Senior Notes due 2022 to fund the Dynamic acquisition and (ii) the conveyance of royalty interests in certain oil and natural gas properties to SandRidge Mississippian Trust II

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANDRIDGE ENERGY, INC.
(Registrant)

Date: August 6, 2012	By: /s/ James D. Bennett
James D. Bennett
Executive Vice President and Chief Financial Officer

Exhibit Index

No.	Description

99.1

Pro Forma Financial Information. Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 2012, Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2011 and related notes showing the pro forma effects of (i) the acquisition of Dynamic Offshore Resources, LLC (“Dynamic”) by SandRidge Energy, Inc. (“SandRidge”) and the issuance of approximately 74 million shares of SandRidge common stock and 8.125% Senior Notes due 2022 to fund the Dynamic acquisition and (ii) the conveyance of royalty interests in certain oil and natural gas properties to SandRidge Mississippian Trust II